UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2022 (June 2, 2022)

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 4th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock	MC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        [ ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2022, the Company held its annual meeting of stockholders. At the meeting, stockholders voted on proposals (1) to elect five directors to the Company’s board of directors; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers and (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.    Following is the final tabulation of votes cast at the meeting.

Proposal 1: Election of Directors

Nominee	Votes For	Against	Abstain	Broker Non- Votes
Kenneth Moelis	101,229,201	1,003,648	21,423	5,322,381
Eric Cantor	99,926,440	2,308,098	19,734	5,322,381
John A. Allison IV	94,169,346	7,428,776	656,150	5,322,381
Yolonda Richardson	100,369,681	1,860,465	24,126	5,322,381
Kenneth L. Shropshire	100,524,842	1,702,360	27,070	5,322,381

Proposal 2

The non-binding, advisory vote on executive compensation was approved, on an advisory basis, based upon the following final tabulation of votes:

For	94,485,134
Against	7,755,340
Abstain	40,798
Broker non-votes	5,322,381

Proposal 3

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 was ratified, based upon the following final tabulation of votes:

For	105,895,466
Against	1,661,887
Abstain	19,300
Broker non-votes	0

(c) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel and Secretary

Date: June 7, 2022

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